EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ImmuCell Corporation of our report dated March 29, 2018, relating to the financial statements of Immucell Corporation, appearing in the Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2017. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

November 20, 2018